EXHIBIT 10.41

Amended Bridge Debt Financing Agreement

This Amended Bridge Debt Financing Agreement, dated as of this 1st day of June 1, 2019 (the “Agreement”), effective as of November 1, 2018, is by and between Accelerated Pharma, Inc., a Delaware corporation with offices located at 15W155 81st Street, Burr Ridge, IL 60507 (the “Borrower”), on the one hand, and one or more lenders whose signature are attached on Schedule A hereto, (each a “Lender” and collectively, the “Lenders).

WHEREAS, the Borrower desires to borrow from the Lenders funds for the purpose of bridge financing pursuant to the terms of this Agreement (the “Loan(s)”) the purpose of which is to fund the business operations of the Borrower during the period while the Borrower’s registration statement on Form S-1, file no. 333- 227916, filed with the United States Securities and Exchange Commission (the “SEC”) on October 22, 2018 and amended on January 25, 2019 (the “Registration Statement”) is pending; and

WHEREAS, the Borrower and Lenders understand that pursuant to the terms of the Registration Statement, the Borrower is offering a total of 750,000 units (the “Units”), each Unit consisting of one (1) share of our Common Stock (the “Shares”) and one (1) Class A Warrant (the “Warrants”), exercisable on or before the five-year anniversary of issuance to purchase one (1) additional Share at an exercise price of $4.40 per Share (the “Warrant Exercise Price”) for a total offering of $3,000,000 (the “Offering”); and

WHEREAS, the Borrower and Lenders acknowledges that the Lenders began funding the Loans in November 2018 and have continued to fund Loans to dated, which at or about May 2019 totaled approximately $227,000, and which Loans may continue to increase while the Registration Statement is pending (hereinafter, the “Loan Amount”); and

WHEREAS, the Borrower agrees that as further inducement for Lender(s) to entering into the Loan, the Borrower has agreed to issue to the Lender(s) or Lenders’ designee(s) Class B Warrants (the “Class B Warrants”) which are identical to the Class A Warrants included as part of the Units subject to the Registration Statement, except that the Class B Warrants are exercisable for a period of three (3) years from the effective date of the Registration Statement and the Borrower and Lenders further agree that 12,500 Class B Warrants shall be issued for each $50,000 of the Loan funded under this Agreement, which Class B Warrants shall be issued in the names of the Lenders based upon the amount of the Loan funded by each Lender and shall be allocated among the Lenders based upon their respective participation in the Loan Amount; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder by the SEC, the Borrower desires to issue and sell to the Lender, and the Lender desires to purchase from the Borrower the securities evidenced by the Loan and the Class B Warrants upon the terms and subject to the limitations and conditions set forth in this Agreement.

Section 1. Payment. The principal amount of this Loan together with accrued and unpaid interest at the rate of 6% per annum (the “Interest”)and all other charges, costs and expenses, is due and payable to the Lender or Lender’s designee(s) on the earlier of: (i) August 31, 2019; or (ii) the receipt by the Borrower of proceeds from the Registration Statement of at least $500,000. All payments under this Agreement are applied first to accrued Interest and then to the balance of the outstanding Loan Amount.

Section 2. Prepayment. The Borrower has the right to prepay all or any part of the Loan Amount of , together with accrued and unpaid Interest thereon, at any time without prepayment penalty or premium of any kind.

Section 3. Borrower’s Representations.

(a) Organization and Qualification: The Borrower and each of its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) Authorization; Enforcement. (i) The Borrower has all requisite corporate power and authority to enter into and perform this Agreement and the Loan and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Loan and the issuance of the Shares by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Borrower’s Board of Directors and no further consent or authorization of the Borrower, its Board of Directors, or any other party or persons is required, (iii) this Agreement has been duly executed and delivered by the Borrower by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Borrower accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Borrower of this Agreement and the Shares will constitute, a legal, valid and binding obligation of the Borrower enforceable against the it in accordance with its terms.

Section 4. Costs and Fees. In the event of default, the Borrower shall pay to the Lender all costs of collection including reasonable attorney’s fees in connection with the enforcement of this Agreement and the collection of the Loan.

Section 5. Waiver. The Borrower waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Loan.

Section 6. Successors and Assigns. This Agreement will inure to the benefit of and be binding on the respective successors and permitted assigns of the Borrower. The Borrower may not assign its rights or delegate its duties under this Agreement without the Lender’s prior written consent.

Section 7. Amendment. This Agreement may be amended or modified only by a written agreement signed by the Borrower and Lender.

Section 8. Severability. In the event that any of the provisions of this Agreement and Loan are held to be invalid or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement and Loan.

Section 9. Notifications. Any notice or communication under this Agreement or the transactions contemplated hereby must be in writing and the Parties shall give all notices and communications between the Parties in writing by: (i) personal delivery; (ii) a nationally-recognized, next-day courier service; (iii) first- class registered or certified mail, postage prepaid; (iv) electronic mail to the Party’s address designated in separate written instruction or to the address that a Party has notified to be that Party’s address for the purposes of this section.

Section 10. Go v erning La w. Thi s Lo an s h all b e go v ern ed by an d co ns tru ed i n accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. Any action brought by either Party against the other Party concerning the transactions contemplated by this Agreement shall be brought only in a court of competent jurisdiction in New York County, State of New York. The Borrower hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this note or any transaction contemplated hereby.

(Signatures on Following Page)

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first stated above.

Accelerated Pharma, Inc. (Borrower)

By:	Michael Fonstein
Name:	Michael Fonstein
Title:	Chief Executive Officer

SCHEDULE A

LENDERS